                                                         EXHIBIT 99.1

CONTACT:                        FOR IMMEDIATE RELEASE

Howard E. Rose
Chief Financial Officer
(847) 294-1130, ext. 1291

Jane F. Casey
Vice President
(203) 661-1926, ext. 619

                    BLYTH INDUSTRIES REPORTS RECORD THIRD QUARTER
                             NET SALES AND E.P.S. UP 25%

     GREENWICH, CT, December 2, 1997: Blyth Industries, Inc. (NYSE:BTH) reported today that third quarter Net Sales increased by 25% to $192,457,000 compared with $153,522,000 a year earlier. Operating Profit rose 25% to $33,528,000 when compared to $26,899,000 in the prior year period. Net Earnings for the quarter increased 27% to $19,626,000 from $15,411,000 a year earlier. Net Earnings Per Share for the third quarter were $0.40 up 25% from $0.32 per share during the same period last year.

For the 14th consecutive quarter since our initial listing on the New York Stock Exchange, our Net Sales and Net Earnings exceeded the same quarter the year prior.

As a result of the strong performance in the third quarter, Net Sales for the nine months ended October 31, 1997, rose 30% to $485,226,000 compared with $373,312,000 a year earlier. Operating Profit rose 36% to $69,826,000 when compared to $51,458,000 for the first nine months a year ago. Net Earnings for the nine months increased 26% to $37,359,000 from $29,575,000 during the same period last year. This translated to Net Earnings Per Share of $0.75, up 23% from $0.61 per share for the prior year period. Net Earnings and Net Earnings Per Share for the nine month period, excluding the non-recurring transaction costs incurred by Endar Corp. prior to its acquisition by Blyth, increased 37% and 34%, respectively, over the year-earlier period.

Robert B. Goergen, Chairman of the Board, said "We are pleased that Blyth's fundamentals continue to be strong and allow us to achieve our sales and earnings targets. Furthermore, we're well positioned for another strong holiday season."

Blyth Industries, Inc., headquartered in Greenwich, Connecticut, designs, manufactures, markets and distributes an extensive line of candles and home fragrance products including scented candles, outdoor citronella candles, potpourri and environmental fragrance products, and markets a broad range of related candle accessories and decorative gift bags. Its products are sold under various brand names, including Colonial Candle of Cape Cod -Registered Trademark-, PartyLite Gifts -Registered Trademark-, Fragrance Originals by Mrs. Baker -Registered Trademark-, Carolina Designs -TM-, Ambria -TM-, Canterbury Candles -Registered Trademark-, Florasense -TM-, Jeanmarie -Registered Trademark- and FilterMate -TM-.

Blyth Industries, Inc. can be found on the Internet at www.blythindustries.com.

                                                          EXHIBIT 99.1

                          BLYTH INDUSTRIES, INC.
                  CONSOLIDATED STATEMENTS OF EARNINGS
                 (IN THOUSANDS EXCEPT PER SHARE DATA)
                             (Unaudited)

---------------------------------------------------------------------------------------------------------


                                  Three Months       Three Months         Nine Months         Nine Months
                               Ended October 31,  Ended October 31,   Ended October 31,   Ended October 31,
                                      1997              1996                 1997               1996
                              ----------------    ------------------  ------------------  ------------------
Net sales                           $192,457          $153,522              $485,226         $373,312
Cost of goods sold                    85,852            70,550               215,424          170,838
                                    --------          --------              --------         --------
    Gross profit                     106,605            82,972               269,802          202,474
Selling and shipping                  58,784            44,527               156,369          116,597
Administrative                        14,293            11,546                43,607           34,419
                                    --------          --------              --------         --------
                                      73,077            56,073               199,976          151,016
                                    --------          --------              --------         --------
    Operating profit                  33,528            26,899                69,826           51,458
                                    --------          --------              --------         --------
Other expense (income)
  Interest expense                     1,578             1,013                 3,577            2,597
  Endar Transaction Expenses             -                   -                 5,173               -
  Interest income                       (184)              (50)                 (486)            (748)
  Equity in earnings of investees       (457)             (230)                 (367)            (337)
                                    --------          --------              --------         --------
                                         937               733                 7,897            1,512
                                    --------          --------              --------         --------
   Earnings before income taxes and
     minority interest                32,591            26,166                61,929           49,946
Income tax expense                    12,698            10,539                24,316           20,125
                                    --------          --------              --------         --------
   Earnings before minority interest  19,893            15,627                37,613           29,821
Minority interest                        267               216                   254              246
                                    --------          --------              --------         --------
   Net earnings                     $ 19,626          $ 15,411              $ 37,359         $ 29,575
                                    --------          --------              --------         --------
                                    --------          --------              --------         --------
Net earnings per common and
 common equivalent share (1)        $   0.40           $  0.32              $   0.75         $   0.61
Weighted Average Number of
  Shares Outstanding (1)              49,590            48,436                49,544           48,394



(1) RESTATED FOR JUNE 1997 3 FOR 2 STOCK SPLIT EFFECTED AS A STOCK DIVIDEND.


                                     CONSOLIDATED BALANCE SHEETS
                                           (IN THOUSANDS)
                                             (Unaudited)
---------------------------------------------------------------------------------------------------------
ASSETS                                         October 31,  October 31,
                                                  1997         1996
                                               -----------  ---------
    Cash and Cash Equivalents                  $  16,244   $  11,335
    Accounts Receivable, Net                      73,179      66,746
    Inventories                                  136,900     114,758
    Property, Plant & Equipment, Net             154,947      83,700
    Other Assets                                  35,802      17,830
                                               -----------  ---------
                                              $  417,072  $  294,369
                                               -----------  ---------
                                               -----------  ---------
LIABILITIES & EQUITY
    Bank Debt                                  $  83,530   $  15,513
    Senior Notes                                  25,000      25,000
    Other Liabilities                             78,810      82,328
    Stockholders' Equity                         229,732     171,528
                                               -----------  ---------
                                              $  417,072  $  294,369
                                               -----------  ---------
                                               -----------  ---------